Exhibit 99.2

Ceres Announces Pricing of $1.5 Million Financing

THOUSAND OAKS, Calif., July 27, 2015 – Ceres, Inc. (NASDAQ: CERE), an agricultural biotechnology company, today announced that it has entered into a securities purchase agreement with certain institutional investors providing for the purchase and sale of 1,200,000 shares of common stock at a price of $1.296 per share and warrants to purchase up to 1,200,000 shares of common stock with an exercise price of $1.62 per share. The warrants will be exercisable six months following the date of issuance and will expire five years from the date they become exercisable.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc., is acting as exclusive placement agent in connection with the offering.

The closing of the sale of the securities is expected to take place on or about July 30, 2015, subject to the satisfaction of customary closing conditions.

The shares of common stock were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-204024), which was declared effective by the United States Securities and Exchange Commission ("SEC") on July 17, 2015. The warrants and shares issuable upon exercise of the warrants were offered in a concurrent private placement and have not been registered under the Securities Act of 1933, as amended. Ceres has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock issuable upon exercise of the warrants.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.  A prospectus supplement relating to the shares of common stock will be filed by Ceres with the SEC.  When available, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC's website at www.sec.gov or from Ladenburg Thalmann & Co. Inc., Prospectus Department, 570 Lexington Avenue, 11th Floor, New York, New York 10022, by calling (212) 409-2000.

About Ceres

Ceres, Inc. is an agricultural biotechnology company that develops and markets seeds and traits to produce crops for animal feed, sugar and other markets. The company’s advanced plant breeding and biotechnology technology platforms, which can increase crop productivity, improve quality, reduce crop inputs and improve cultivation on marginal land, have broad application across multiple crops, including food, feed, fiber and fuel crops. Ceres markets its seed products under its Blade brand. The company also licenses its biotech traits and technology, including its Persephone genome visualization software, to other life science companies and organizations.

Ceres Forward-Looking Statements
This press release may contain forward-looking statements. All statements, other than statements of historical facts, including statements regarding Ceres’ expectations regarding the completion of the offering of securities, Ceres’ efforts to develop and commercialize its products and technologies, anticipated yields and product performance, status of crop plantings, short-term and long-term business strategies, market and industry expectations, future operating metrics, and future results of operations and financial position, including anticipated cost savings from the company’s restructuring plan and projected cash expenditures, are forward-looking statements. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Ceres’ control. Factors that could materially affect actual results can be found in Ceres’ filings with the U.S. Securities and Exchange Commission. Ceres undertakes no obligation to update publicly, except to the extent required by law, any forward-looking statements for any reason after the date the company issues this press release to conform these statements to actual results or to changes in the company’s expectations.

Contact:

Ceres, Inc.
Gary Koppenjan
(805) 375-7801
ir@ceres.net